Exhibit 10.1

SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of March 28, 2025, is entered into by STAR HOLDINGS, a Maryland statutory trust (together with its successors and permitted assigns, the “Borrower”) and SAFEHOLD INC., a Maryland corporation (together with its successors and permitted assigns, “Lender”), and is made with reference to that certain AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 31, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”, and as amended by this Amendment, the “Amended Credit Agreement”), by and among the Borrower and the Lender. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.

RECITALS

WHEREAS, the Borrower has requested the Lender’s consent to (i) increase in the Indebtedness that may be incurred under the Margin Loan Facility from $84,174,908.74 million outstanding as of the date hereof to $100.0 million plus any amounts that are added to the outstanding principal amount of Indebtedness as a result of PIK elections, notwithstanding anything to the contrary contained in Section 6.01(b) of the Credit Agreement and (ii) the other amendments to the Margin Loan Facility reflected in Amendment No. 4 to Margin Loan Agreement, dated the date hereof, in the final form previously submitted by the Borrower to the Lender (the “Second Amendment Consent Request”);

WHEREAS, the Borrower has requested, pursuant to Section 9.02(b) of the Credit Agreement, that certain provisions of the Credit Agreement be amended as set forth in this Amendment; and

WHEREAS, the Borrower and the Lender desire to amend the Credit Agreement on the terms as set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows effective as of the Second Amendment Effective Date (as defined below):

SECTION	I. Consent; AMENDMENTS

A.    Subject to the satisfaction of the conditions set forth in Section II below, the Lender hereby irrevocably agrees to the terms of the Second Amendment Consent Request. Such agreement and authorization by the Lender shall be irrevocably binding on any of the Lender’s subsequent transferees, participants, successors and assigns with respect to the Lender’s Loans or unused Commitments.

B.    The parties hereto further agree that the Credit Agreement shall hereby be amended as follows:

(a)    Each of the following definitions appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Incremental Commitment” has the meaning specified in Section 2.14(a).

“Incremental Commitment Effective Date” has the meaning specified in Section 2.14(c).

“Maturity Date” means March 31, 2028 (except that, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day).

(b)   The last sentence of Section 2.01is hereby amended and restated in its entirety to read as follows:

“Amounts borrowed under this Section 2.01 and repaid or prepaid may not be re-borrowed; provided, however, that for the avoidance of doubt, amounts repaid or prepaid on a particular term loan provided under an Incremental Facility may be re-borrowed under a new term loan provided under an Incremental facility, subject to compliance with Section 2.14.”

(c)   Section 2.06(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(d) Amounts; Application. All prepayments shall be applied as directed by the Borrower unless a Default or Event of Default shall have occurred and be continuing and shall be accompanied by accrued interest to the extent required by Section 2.09; provided, however, any prepayment of principal due under an Incremental Facility shall be accompanied by the accrued interest thereon.

(d)   Section 2.14(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) Request for Incremental Facility. So long as (i) a Collateral Shortfall (as defined in the Margin Loan Facility) has occurred and is continuing, or (ii) the Borrower has made (or, substantially concurrently with the funding under the Incremental Facility, will make) an optional or voluntary prepayment under the Margin Loan Facility pursuant to the Consent Request (as defined in the First Amendment), the Borrower may, by notice to the Lender, request (and the Lender shall provide for) the establishment of one or more new term loan commitments to increase the existing tranche of Loans (each, an “Incremental Commitment”) pursuant to an Incremental Facility; provided that: (i) the Incremental Commitment facility size shall not exceed the aggregate amount of the Collateral Shortfall or voluntary prepayments (as applicable) being financed by the Incremental Commitment; (ii) any such request for an Incremental Facility shall be in a minimum amount of the lesser of (x) $250,000 (or such lesser amount as may be approved by the Lender) and (y) the entire remaining amount available under this Section; and (iii) the aggregate outstanding principal amount under all Incremental Facilities at any time shall not exceed $25,000,000.

(e)   Section 6.05 of the Credit Agreement is hereby amended to add a new sub-clause (c) to such Section to read as follows:

(c) the Borrower may purchase, redeem or otherwise acquire Equity Interests issued by it for aggregate payments in cash not to exceed $10,000,000.

SECTION	II. CONDITIONS TO EFFECTIVENESS

The effectiveness of this Amendment is subject to the satisfaction or waiver by the Lender of the following conditions (the date upon which all of such conditions are satisfied or waived, the “Second Amendment Effective Date”):

(a)   the Lender (or its counsel) shall have received a counterpart signature page to this Amendment, duly executed by the Borrower;

(b)   the representations and warranties of the Borrower contained in Section III below and Article III of the Credit Agreement or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Second Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date; and

(c)   no Default or Event of Default shall exist, or would result from the consummation of the transactions contemplated hereby.

The undersigned, in his capacity as a Responsible Officer of the Borrower and not in any individual capacity, hereby certifies that, as of the date first written above, the conditions set forth in the foregoing are satisfied.

SECTION	III. Representations and Warranties.

By its execution of this Amendment, the Borrower hereby represents and warrants that:

(a)   the execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of its Organizational Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or any Subsidiary or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or any Subsidiary or its property is subject or (c) violate any Law in any material respect; and

(b)   this Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.

SECTION	IV. MISCELLANEOUS

A.    Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)     On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

(ii)   Except for the consent, waiver, amendments and modifications expressly set forth herein, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed and this Amendment shall not be considered a novation. The consent, waiver, amendments and modifications set forth herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse any future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further waiver, consent or amendment or other matter under the Loan Documents, and shall not be construed as an indication that any future waiver or amendment of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver or amendment which may hereafter be requested by the Borrower remains subject to the terms of the Credit Agreement.

(iii)   The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Lender under, the Credit Agreement or any of the other Loan Documents.

(iv)   The Borrower hereby (a) affirms and confirms its guarantees, pledges, grants and other undertakings under the Credit Agreement and the other Loan Documents to which it is a party, and (b) agrees that (i) each Loan Document to which it is a party shall continue to be in full force and effect and (ii) all guarantees, pledges, grants and other undertakings thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Lender.

(v)    This Amendment shall be deemed to be a Loan Document as defined in the Credit Agreement.

B.    Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

C.    Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

D.    Jurisdiction; Waiver of Jury Trial. The provisions of Sections 9.09 and 9.10 of the Credit Agreement pertaining to consent to jurisdiction, service of process and waiver of jury trial are hereby incorporated by reference herein, mutatis mutandis.

E.    Indemnification. The Borrower hereby confirms that the indemnification provisions set forth in Section 9.03(b) of the Credit Agreement shall apply to this Amendment and the transactions contemplated hereby.

F.     Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are deemed attached to the same document. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic format (e.g. “pdf” or “tif” file format) shall be effective as delivery of a manually executed counterpart of this Amendment.

G.    Entire Agreement. This Amendment, the Amended Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

H.    Severability. Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as would be enforceable.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

STAR HOLDINGS,
as Borrower

By:	/s/ Elisha Blechner
Name:	Elisha Blechner
Title:	Executive Vice President

[Signature Page to Second Amendment]

SAFEHOLD INC.,
as Lender

By:	/s/ Brett Asnas
Name:	Brett Asnas
Title:	Chief Financial Officer

[Signature Page to Second Amendment]